Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian Vice President, Chief Financial Officer and Treasurer Insteel Industries, Inc. (336) 786-2141, Ext. 3020

INSTEEL INDUSTRIES ACQUIRES ASSETS FROM TATANO WIRE AND STEEL

MOUNT AIRY, N.C., April 25, 2013 – Insteel Industries, Inc. (NasdaqGS: IIIN) today announced that its wholly-owned subsidiary, Insteel Wire Products Company (together referred to as “Insteel” in this press release) had purchased all of the concrete pipe and box culvert reinforcement production equipment and certain related assets of Tatano Wire and Steel, Inc. (“Tatano”).

Tatano is a producer of welded wire reinforcement and wire products located in Canonsburg, Pennsylvania. Insteel currently manufactures concrete pipe and box culvert reinforcement products at six facilities located in Arizona, Florida, Missouri, North Carolina, Pennsylvania and Texas.

About Insteel

Insteel is the nation’s largest manufacturer of steel wire reinforcing products for concrete construction applications. Insteel manufactures and markets prestressed concrete strand and welded wire reinforcement, including engineered structural mesh, concrete pipe reinforcement and standard welded wire reinforcement. Insteel’s products are sold primarily to manufacturers of concrete products that are used in nonresidential construction. Headquartered in Mount Airy, North Carolina, Insteel operates nine manufacturing facilities located in the United States.

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1373 BOGGS DRIVE, MOUNT AIRY, NC 27030/PHONE: (336) 786-2141/FAX: (336) 786-2144

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